Exhibit 10.1

SYNOVUS FINANCIAL CORP.

EXECUTIVE CASH BONUS PLAN

ARTICLE I

OBJECTIVE OF THE PLAN

The purposes of this Synovus Financial Corp. Executive Cash Bonus Plan (“Plan”) are to reward selected officers of Synovus Financial Corp. (the “Company”) and certain of its subsidiaries (“Subsidiaries”) for superior corporate performance measured by achievement of financial performance and strategic corporate objectives and to attract and retain top quality executives.

ARTICLE II

PLAN ADMINISTRATION

This Plan is administered by the Compensation Committee (the “Committee”) of the Company’s Board of Directors (the “Board”); provided, however, that with respect to matters involving employees of any publicly-traded Subsidiary of the Company, the “Committee” shall be the compensation committee of such publicly-traded Subsidiary. The Committee (and the compensation committee of any publicly-traded Subsidiary of the Company) shall be composed of two or more outside directors as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code”).

ARTICLE III

PARTICIPANTS

Participation is limited to the Chief Executive Officer and the four highest compensated officers of the Company and any publicly-traded Subsidiary of the Company as selected from year-to-year by the members of the Committee (“Participants”).

ARTICLE IV

PERFORMANCE OBJECTIVES

Each fiscal year, the Committee shall establish

(i)

performance objectives for such and/or the succeeding fiscal year for the Company, any Subsidiary, or any business segment or business unit of the Company or any Subsidiary, based upon such criteria as may be from time to time considered by the Committee, which criteria may include, not to the exclusion of other criteria, criteria that has been approved by the shareholders of the Company or the shareholders of any publicly-traded Subsidiary of the Company; and

(ii)

a system which equates the attainment of various performance objectives by the Company and Subsidiaries for such and/or the succeeding fiscal year into various percentages of the base salaries of eligible officers of the Company and Subsidiaries for such and/or the succeeding fiscal year which may be awarded to such Employees who are selected to be Participants in the Plan as bonuses.

The maximum award under this Plan to any participant for any performance period shall be $2,000,000.

ARTICLE V

AWARD OF BONUSES

As soon as practicable after each fiscal year for which performance objectives have, pursuant to Article IV, been established, the Committee shall determine whether the Company and each Subsidiary attained the previously-established performance objectives. Assuming such performance objectives shall be attained, the Committee shall determine, in its sole and exclusive discretion, whether any bonuses shall be awarded for such fiscal year. In determining the amount of bonuses to be awarded under the Plan, the Committee shall have the right to exercise negative discretion or decrease an award otherwise payable to a Participant, but the Committee shall have no discretion to increase the amount of any award under the Plan. Such bonuses shall be awarded as soon as practicable thereafter and the officers who are determined to be entitled to receive such bonuses shall be promptly notified of the award thereof.

ARTICLE VI

DEFERRAL OF BONUSES

Any bonus or any portion of any bonus awarded to a Participant may, at the election of such Participant, be deferred pursuant to the provisions of the Synovus Financial Corp./Total System Services, Inc. Deferred Compensation Plan (“Deferred Plan”), as such Deferred Plan may be amended from time to time. All bonus amounts deferred under the Deferred Plan shall be paid in accordance with the distribution provisions of the Deferred Plan, as such provisions may be amended from time to time.

ARTICLE VII

NO ENTITLEMENT TO BONUS

Participants are entitled to a distribution under this Plan only upon the approval of the award by the Committee and no Participant shall be entitled to a bonus under the Plan due to the attainment of performance objectives. In addition, any Participant not employed by the Company or a Subsidiary on December 31 of any fiscal year will not be entitled to a bonus unless otherwise determined by the Committee.

ARTICLE VIII

TERMINATION OF PLAN

The Company Board of Directors may amend or terminate the Plan at any time and for any reason without prior notice.

ARTICLE IX

PARTICIPANT’S RIGHT OF ASSIGNABILITY

Bonus amounts hereunder shall not be subject to assignment, pledge or other disposition, nor shall such amounts be subject to garnishment, attachment, transfer by operation of law, or any legal process.

ARTICLE X

GOVERNING LAW

The validity, construction, performance and effect of the Plan shall be governed by Georgia law.

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